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HILTON WITHDRAWS 2020 OUTLOOK IN RESPONSE TO COVID-19 IMPACT

McLEAN, VA (March 10, 2020) – Hilton Worldwide Holdings Inc. (NYSE: HLT) today announced the withdrawal of its previously announced first quarter and full year 2020 outlook due to the evolving impact of the novel coronavirus (COVID-19) on the global economy.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our first thoughts continue to be with our guests and team members affected by the coronavirus. It is times like these when the world needs our hospitality most, particularly in the communities that have been hit hardest by the outbreak.

“With the coronavirus now spreading beyond China and the Asia Pacific region, and the related increase in travel restrictions and cancellations around the world, we believe that the potential negative impact will be greater than our previous estimate and have decided to withdraw our previously announced guidance. We will provide an update during our first quarter earnings call, based on the information we have available at the time.

“As a 100-year company that takes the long view, we are confident in our resilient business model, the performance of our leading brand portfolio, and our ability to respond appropriately to market conditions.”

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not historical facts. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the United States of America and Hilton’s indebtedness. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I—Item 1A. Risk Factors” of Hilton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC, as such factors may be updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,100 properties with more than 971,000 rooms, in 119 countries and territories. Dedicated to fulfilling its mission to be the world’s most hospitable company, Hilton welcomed more than 3 billion guests in its 100-year history, earned a top spot on the 2019 World’s Best Workplaces list, and was named the 2019 Global Industry Leader on the Dow Jones Sustainability Indices.

Through the award-winning guest loyalty program Hilton Honors, more than 103 million members who book directly with Hilton can earn Points for hotel stays and experiences money can’t buy, plus enjoy instant benefits, including digital check-in with room selection, Digital Key, and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.